UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2010

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2010, at a Special Meeting of Stockholders (the “Special Meeting”) of Omnicell, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). The Amendment was unanimously approved by the Board of Directors of the Company (the “Board”) on November 17, 2010, subject to stockholder approval.

The Amendment (i) increases the number of shares of common stock authorized for issuance under the 2009 Plan by 2,600,000 shares and (ii) provides that the number of shares of common stock available for issuance under the 2009 Plan be reduced by 1.8 shares (an increase from 1.4 shares) for each share of common stock issued pursuant to the restricted stock, restricted stock option, performance stock awards, or other stock awards permitted by the 2009 Plan.

A more detailed summary of the material features of the 2009 Plan, as amended, is set forth in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 19, 2010 (the “Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the 2009 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Special Meeting, the Company’s stockholders approved the proposal listed below.  The final result for the vote regarding the proposal is set forth below.  The proposal is described in detail in the Proxy Statement.

Proposal 1— Approval of Amendment to the Company’s 2009 Equity Incentive Plan

The stockholders approved the amendment to the 2009 Plan submitted to the stockholders’ vote at the Special Meeting by the following vote:

For	Against	Abstain	Broker Non-Votes
20,258,106	7,994,421	11,998	0

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	2009 Equity Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: December 22, 2010	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2009 Equity Incentive Plan, as amended